EXHIBIT 99.1

PRESS RELEASE

Contacts: W. Randall Pittman	Susan Noonan, The SAN Group, LLC
205-980-7551	212-966-3650
Emageon Reports Second Quarter 2007 Financial Results
Company Reports Improved Profitability Measures and Cash Flow
Birmingham, Alabama -— August 8, 2007 – Emageon Inc. (NASDAQ: EMAG) today reported financial results for its second quarter ended June 30, 2007.
Revenue for the quarter was $25.6 million, a 14.8% decrease from second quarter 2006 revenue of $30.0 million. The net loss for the quarter was $0.3 million, or $0.01 per share, including $0.6 million, or $0.03 per share, in expenses related to the Company’s previously announced May 2007 reduction in workforce. In the second quarter of 2006, the Company had a net loss of $0.9 million, or $0.04 per share. The second quarter 2006 net loss included $1.1 million, or $0.05 per share, in expenses related to the integration of Camtronics Medical Systems, Ltd. (“Camtronics”) into the company’s operations. The Company acquired Camtronics November 1, 2005.
Revenue for the six months ended June 30, 2007 was $52.9 million, a decrease of 7.2% from first half 2006 revenue of $57.0 million. Net loss for the six months ended June 30, 2007 was $2.1 million, or $0.10 per share, including the second quarter restructuring charge described above. For the six months ended June 30, 2006, the Company’s net loss was $7.9 million, or $0.38 per share, including $2.3 million, or $0.11 per share, in expenses related to the integration of Camtronics.
The Company’s earnings excluding non-cash charges for depreciation, amortization of intangible assets, and stock-based compensation (“cash earnings”) were $2.7 million, or $0.13 per share, in second quarter 2007 compared to $3.0 million, or $0.14 per share, in second quarter 2006. For the six months ended June 30, 2007, the Company’s cash earnings were $4.0 million, or $0.18 per diluted share, compared to a loss of $0.4 million, or $0.02 per share, for the six months ended June 30, 2006. These measures of earnings were not determined in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of earnings determined under GAAP to earnings exclusive of non-cash charges is included below.

The Company had net positive operating cash flow of $3.7 million for the second quarter of 2007, an improvement of $7.7 million over net negative operating cash flow of $4.0 million in first quarter 2007. For the six months ended June 30, 2007, net cash used in operations was $0.3 million. At June 30, 2007, cash and marketable securities totaled $20.9 million, compared to $23.0 million at December 31, 2006.
Emageon also announced today that the Company’s available secured line of credit from its commercial bank was increased in early August from $10 million to $15 million with no significant changes in terms. No amounts were outstanding under this line at June 30, 2007.
“We are encouraged by our recent sales momentum, as our bookings improved substantially in the second quarter compared to first quarter”, said Chuck Jett, Chairman, CEO, and President of Emageon. “We are also pleased that our cash earnings and cash flow from operations were very positive in the second quarter.”
Non-GAAP Financial Measure. Emageon’s financial results are reported in accordance with GAAP. In addition, the Company reports earnings exclusive of certain non-cash charges. Earnings determined in this manner do not represent earnings in accordance with GAAP. Management believes that this financial measure, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more thoroughly evaluate current performance in comparison with past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP. A reconciliation to earnings determined under GAAP is included as part of this release.
Conference Call. Emageon will host a conference call for investors on August 8, 2007, at 9:00 A.M. EDT to discuss its financial results for the quarter. The call will be webcast by Thomson/CCBN and can be accessed at Emageon’s web site at www.emageon.com. The dial-in telephone number for the call is 866-202-1971 (internationally, at 617-213-8842), passcode 24501423. Replay is available from 11:00 A.M. EDT, August 8, 2007, until 11:59 P.M. EDT, August 18, 2007, at 888-286-8010 (internationally, at 617-801-6888), passcode 71483193.
The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com,Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Forward Looking Statements. This press release contains forward-looking statements about Emageon that represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that it may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk of loss of its senior executive management, risk associated with expansion of its market and selling efforts into new product segments, the risk that its target markets do not develop as expected, the risk that it may not manage its growth effectively, the risk that its acquisition strategy may fail or that acquisitions could result in integration difficulties, dilution or other adverse financial consequences, the risk of failure to raise additional capital on acceptable terms, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, the risk of its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, the risk of its customers’ reliance on third party reimbursements, and the risk of the potential impact on its business of Food&Drug Administration (FDA) regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 16, 2007. Emageon undertakes no obligation to update these forward-looking statements or other information provided in this press release except as may be required by law.

About Emageon. Emageon provides enterprise medical information technology systems for hospitals and health care networks. Its Enterprise Visual Medical System (EVMS) is a family of multi-specialty, advanced visualization and infrastructure tools for the clinical analysis and management of all digital medical images, reports, and associated clinical content. Emageon’s standards-based solutions are designed to help customers enhance patient care, automate imaging workflow, lower costs, improve productivity, and provide better service to physicians. For more information, please visit www.emageon.com.

Unaudited Statements of Operations
In Thousands, Except Per Share Amounts

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006 (1)	2007	2006 (1)
Revenue:
System sales	$11,235	$17,601	$24,903	$34,870
Support services	14,341	12,415	28,023	22,147

Total revenue	25,576	30,016	52,926	57,017

Cost of revenue:
System sales	6,310	9,977	15,032	23,261
Support services	6,894	6,495	14,054	12,752

Total cost of revenue	13,204	16,472	29,086	36,013

Gross profit	12,372	13,544	23,840	21,004

Operating expenses:
Research and development	4,668	3,978	9,807	8,162
Sales and marketing	4,500	4,524	8,892	8,591
General and administrative	2,796	4,013	6,419	8,173
Amortization of intangible assets related to Camtronics acquisition	345	885	690	1,770
Integration costs related to Camtronics acquisition	—	1,077	—	2,281
Restructuring charge	578	—	578	—

Total operating expenses	12,887	14,477	26,386	28,977

Operating loss	(515)	(933)	(2,546)	(7,973)
Interest income	250	160	479	316
Interest expense	(23)	(84)	(56)	(193)

Net loss	$(288)	$(857)	$(2,123)	$(7,850)

Net loss per share, basic and diluted	$(0.01)	$(0.04)	$(0.10)	$(0.38)
Weighted average shares outstanding, basic and diluted	21,315	20,866	21,294	20,725

(1)	Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

Summary Consolidated Balance Sheets
In Thousands	(Unaudited)
	June 30,	December 31,
	2007	2006 (1)

ASSETS:
Current assets:
Cash and cash equivalents	$20,897	$23,008
Trade accounts receivable, net	20,916	26,706
Inventories	6,452	8,579
Prepaid expenses and other current assets	5,787	4,459

Total current assets	54,052	62,752
Property and equipment, net	16,568	18,362
Other noncurrent assets	1,376	1,808
Intangible assets, net	28,972	30,090

Total Assets	$100,968	$113,012

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$11,572	$16,454
Deferred revenue	17,136	23,953
Current portion of long-term debt and capital lease obligations	100	953

Total current liabilities	28,808	41,360
Long-term deferred revenue	6,413	5,851
Other long-term liabilities	632	686
Long-term portion of capital lease obligations	64	8

Total liabilities	35,917	47,905
Stockholders’ equity	65,051	65,107

Total Liabilities and Stockholders’ Equity	$100,968	$113,012

(1)	Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

Reconciliation of Non-GAAP Measure of Earnings
In Thousands, Except Per Share Amounts
(Unaudited)
The following table presents the Company’s net loss adjusted for non-cash charges for depreciation, amortization of intangible assets, and stock-based compensation for the three month periods ended June 30, 2007 and 2006 and the six month periods ended June 30, 2007 and 2006. Earnings determined in this manner do not represent earnings in accordance with generally accepted accounting principles (“GAAP”).
The tables present the adjustments made to actual net loss determined under GAAP to derive earnings excluding the expenses described above for the periods presented.

	Three Months Ended June 30,
	2007		2006
	Income (Loss)	Per Share	Income (Loss)	Per Share
Net loss, as reported	$(288)	$(0.01)	$(857)	$(0.04)

Add:
Depreciation	1,564	0.07	1,853	0.09
Amortization of intangible assets	762	0.04	1,217	0.06
Stock-based compensation	673	0.03	791	0.03

Net income exclusive of non-cash charges, basic and diluted	$2,711	$0.13	$3,004	$0.14

Weighted average shares outstanding:
Basic	21,315		20,866

Fully diluted	21,645		21,532

	Six Months Ended June 30,
	2007		2006
	Income (Loss)	Per Share	Income (Loss)	Per Share
Net loss, as reported	$(2,123)	$(0.10)	$(7,850)	$(0.38)

Add:
Depreciation	3,281	0.16	3,584	0.17
Amortization of intangible assets	1,482	0.07	2,510	0.12
Stock-based compensation	1,340	0.06	1,366	0.07

Net income (loss) exclusive of non-cash charges:
Basic	$3,980	$0.19	$(390)	$(0.02)

Fully diluted	$3,980	$0.18	$(390)	$(0.02)

Weighted average shares outstanding:
Basic	21,294		20,725

Fully diluted	21,672		20,725